SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2008

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-08323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

Two Liberty Place, 1601 Chestnut Street
Philadelphia, Pennsylvania 19192
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

(215) 761-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On January 22, 2008, the People Resources Committee of the Board of Directors approved retention awards of options to purchase CIGNA common stock to Michael W. Bell, Executive Vice President and Chief Financial Officer, and David M. Cordani, President, CIGNA HealthCare.  The People Resources Committee approved these awards based on the contributions of these officers and in order to reinforce their long term career potential at CIGNA.  Each retention award will be granted pursuant to the terms of the CIGNA Long-Term Incentive Plan and will consist of options to purchase CIGNA common stock with a grant date value of $5,000,000.  Because the awards were approved during a quarterly blackout period, the grant date for each stock option award will be February 8, 2008, the first day following the end of the blackout period.  The exercise price for each award will be the fair market value of CIGNA common stock on the date of the grant, as required under the CIGNA Long-Term Incentive Plan. The options will vest in four equal, annual installments and will expire on the 10th anniversary of the grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: January 28, 2008	By: /s/ Carol Ann Petren
Carol Ann Petren
Executive Vice President and
General Counsel